UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2006

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Northrim BanCorp, Inc. has entered into an Amended and Restated Employment Agreement with its chairman, president and chief executive officer Mr. Langland. The employment agreement has been amended as follows: (1) the age limitation in section 2 of the agreement has been changed from age sixty-five (65) to age sixty-eight (68), (2) the salary set forth in section 4 of the agreement has been updated to reflect Mr. Langland’s current base salary, (3) the annual bonus provision in section 4 of the agreement has been amended to provide for an annual target bonus equal to 40%, rather than 30%, of Mr. Langland’s base salary and a maximum bonus of 50%, rather than 40%, of base salary, and (4) At Mr. Langland's request, Mr. Langland’s change of control benefit has been reduced to two times, rather than three times, Mr. Langland’s salary and bonus. A copy of Mr. Langland’s Amended and Restated Employment Agreement is filed as exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

June 2, 2006	By:	R. Marc Langland

Name: R. Marc Langland
Title: Chairman, President & CEO

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement with R. Marc Langland